Exhibit 99.1

SkyAI Announces Intention to Commence Cash Tender Offer to Purchase Common Stock and Pre-funded Warrants at $3.00 Per Share/Pre-funded Warrant

SkyAI intends to purchase up to 95% of each class of its outstanding common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants

Purchase price represents a 65% premium above SkyAI’s closing share price on October 9, 2026, and an over 100% premium to the 60-day volume-weighted average price

The Board rejects Forward Industries’ latest unsolicited proposal after determining it undervalues SkyAI and is not in the best interests of shareholders

October 11, 2026 — SkyAI, Inc. (Nasdaq: SKYA) (“SkyAI” or the “Company”) today announced that it intends to commence a tender offer (the “Offer”) to purchase up to 95% of each class of its outstanding common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants at a purchase price of $3.00 per share in cash (the “Purchase Price”). This price represents a 65% premium above SkyAI’s closing share price on October 9, 2026, and a premium of over 100% to the 60-day volume-weighted average price of SKYA.

The Company expects to commence the Offer on or about October 15, 2026, and anticipates that it will continue for 10 business days, unless extended or earlier terminated in accordance with the terms of the Offer.

To tender shares, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants, holders must follow the instructions that will be provided in the tender offer materials (the “Offer Materials”) that the Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) by October 15, 2026. These Offer Materials will contain important information about the terms and conditions of the Offer.

The Offer will be contingent upon subscription of a minimum of 50% of each class being validly tendered and not validly withdrawn, and on the price of SOL remaining above $100 per SOL during the offer period, as described below. The Offer is not subject to any financing conditions as the Company’s total current cash combined with the market value of its digital assets exceeds the maximum aggregate purchase price of the Offer.

The SkyAI Board of Directors (the “Board”) believes the Offer represents a disciplined use of capital that will provide shareholders and warrant holders who desire liquidity an opportunity to sell shares or warrants directly to the Company. Following the Offer, the Company intends to remain focused on executing the strategic transformation announced in May 2026 and building an agentic AI financial platform.

The Company believes the proposed Offer will enhance this strategy by optimizing its capital structure while allowing shareholders and warrant holders to make their own individual decision regarding whether to obtain liquidity today or retain their investment and participate in SkyAI’s potential future value creation.

Expected Terms of the Offer

Subject to final approval of the terms of the Offer and the satisfaction of applicable legal and regulatory requirements, SkyAI currently expects the Offer to provide for the purchase of up to 46.37M shares of common stock (95% of the outstanding shares), and up to 20.72M cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants (95% of each class outstanding) for $3.00 per share in cash, for a maximum aggregate purchase price of approximately $201M.

The Offer is expected to be conditioned on a minimum of 50% of each class of the outstanding common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants being validly tendered and not validly withdrawn by the end of the offer period. It will, however, be subject to customary terms and conditions that will be described in the Offer Materials to be filed with the SEC. These are expected to include conditions including, but not limited to: the closing price of SOL remaining above $100 per SOL throughout the offer period, that no legal action or order restrains or prohibits the Offer, that no general suspension of trading or material adverse change in the equity or digital asset markets has occurred, and that completing the Offer would not cause SkyAI’s common stock to be delisted from Nasdaq or to become subject to deregistration under the Securities Exchange Act of 1934. SkyAI may waive any of these conditions.

If more than 95% of any class of common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants or strategic advisor warrants is validly tendered and not validly withdrawn before expiration of the Offer, SkyAI expects to purchase the securities of that class on a pro rata basis within that class, subject to the terms and conditions described in the definitive Offer Materials.

Shareholders who validly tender their shares and warrant holders who validly tender their cash pre-funded warrants, cryptocurrency pre-funded warrants or strategic advisor warrants will have withdrawal rights through the expiration of the Offer, in each case in accordance with the procedures to be described in the Offer Materials.

The Company expects to fund purchases pursuant to the Offer using cash on hand and proceeds from sales of SOL held in its treasury. The Company has recently sold approximately 1M Solana tokens, representing approximately 50% of its Solana holdings, and holds approximately 1M Solana tokens as of the date of this announcement. The Company continues to monitor the market for SOL and may continue to sell depending on market conditions.

SkyAI has suspended repurchases of its common stock under its share repurchase program and will not purchase shares other than in the Offer until at least ten business days after the Offer expires.

A shareholder, cash pre-funded warrant holder, cryptocurrency pre-funded warrant holder or strategic advisor warrant holder whose beneficial ownership rises above 15% of the outstanding shares solely as a result of SkyAI’s purchases in the Offer will not trigger SkyAI’s shareholder rights plan. Any further acquisition of shares by that holder after the Offer expires will trigger the rights plan.

The precise terms and conditions of the Offer will be set forth in the Offer Materials, Letter of Transmittal and related materials that SkyAI expects to file with the SEC and distribute to shareholders and warrant holders when the Offer is commenced.

The Company has retained MacKenzie Partners, Inc. to serve as information agent and depositary agent. Shareholders and warrant holders with questions regarding the Offer may contact the information agent at (800) 322-2885 or (212) 929-5500 and tenderoffer@mackenziepartners.com.

No Recommendation Regarding Participation in the Offer

The Board has authorized the Company to proceed toward commencement of the Offer. However, neither SkyAI, its Board, the Company’s directors or officers, nor the information agent or depositary agent makes any recommendation to any shareholder or warrant holder as to whether the shareholder or warrant holder should tender or refrain from tendering shares or warrants in the Offer or as to the number of shares or warrants a shareholder or warrant holder should tender.

Each shareholder and warrant holder must make his, her or its own decision regarding whether to participate in the Offer and, if so, how many shares or warrants to tender. Shareholders and warrant holders are urged to carefully review the definitive Offer Materials when they become available and to consult their own financial, tax and legal advisors in making that decision.

SkyAI Board Rejects Forward Industries’ Latest Proposal

The Company also announced today that the Special Committee of independent directors of the Board (the “Special Committee”) has completed its review of Forward Industries, Inc.’s (“Forward”) latest unsolicited, non-binding acquisition proposal.

The Special Committee, with the assistance of its independent advisors, carefully evaluated the terms and structure of Forward’s latest proposal, the risks and uncertainties associated with the proposed consideration, SkyAI’s assets and financial position, the Company’s standalone prospects and its opportunities for long-term value creation.

Following this review, the Special Committee unanimously recommended to the Board and the Board unanimously determined that Forward’s latest proposal at an exchange ratio of 0.306 shares of common stock in FWDI per SkyAI share with no certainty of timing or value undervalues SkyAI and is not in the best interests of SkyAI and its shareholders. Accordingly, the Board has decided not to move forward with the proposal.

The determination is consistent with the Board’s longstanding commitment to carefully evaluate opportunities that may enhance shareholder value while considering the full value of SkyAI’s assets, strategy and future prospects.

The proposed Offer reflects the Board’s determination that returning capital directly to shareholders through a Company-funded repurchase can provide an attractive liquidity alternative while preserving for continuing shareholders the opportunity to participate in SkyAI’s future.

Additional Information Regarding the Proposed Offer

The Offer described above has not yet commenced and may not commence. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. Any solicitation and offer to buy shares, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that the Company intends to file with the Securities and Exchange Commission. If applicable, once filed, investors will be able to obtain a free copy of these materials and all other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.skyai.co. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER MATERIALS OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS AND STRATEGIC ADVISOR WARRANTS INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

About SkyAI

SkyAI, Inc. (Nasdaq: SKYA), a Solana digital asset treasury, is building a financial platform that will combine stablecoin rails on Solana with AI. For additional information, please visit www.skyai.co.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this release other than statements of historical fact are forward-looking statements, including statements regarding the Offer, including its timing, terms, funding and completion, the Company’s strategy and product roadmap and the potential opportunities such initiatives may create. Forward-looking statements are based on current expectations, assumptions, and beliefs, and involve risks and uncertainties that could cause actual results to differ materially.

Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing and terms of the Offer; (ii) the risk that the Offer may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s shareholders and/or warrant holders tendering their shares or warrants in the Offer; (iv) the possibility that any or all of the various conditions to the consummation of the Offer, including the minimum condition for each class and the SOL price condition, may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Offer; (vi) the effect of the announcement or pendency of the Offer on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its operating results and business generally or the trading market for its common stock; (vii) risks related to the Offer diverting management’s attention from the Company’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the Offer may result in significant costs of defense, indemnification and liability; (ix) the Company’s ability to achieve the benefits contemplated by the Offer; and (x) risks and uncertainties pertaining to the Company’s business, including the price of SOL, the Company’s ability to sell SOL at acceptable prices to fund the Offer and the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the SEC, as well as the tender offer materials to be filed by the Company in connection with the Offer.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact

Media Contact

Edelman Smithfield

SkyAI@edelmansmithfield.com

Information Agent and Depositary Agent

MacKenzie Partners, Inc.

(800) 322-2885 or (212) 929-5500

tenderoffer@mackenziepartners.com